Exhibit 99.1

CONTACTS

Gilead Sung Lee, Investors (650) 524-7792 Amy Flood, Media (650) 522-5643	Kite Christine Cassiano, Investors & Media (424) 532-5084

For Immediate Release

GILEAD SCIENCES TO ACQUIRE KITE PHARMA FOR $11.9 BILLION

— Immediately Positions Gilead as a Leader in Cell Therapy —

— Kite’s Lead CAR T Therapy Candidate, Axicabtagene Ciloleucel, Under Priority Review in the

U.S. and Expedited Review in the EU —

— Provides Broad Pipeline in Hematologic Malignances and Solid Tumors and Robust Platform for Continued Innovation —

— Leverages Gilead’s Expertise in Rapidly Advancing Therapies to Address Unmet Patient Needs —

Foster City, Calif., & Santa Monica, Calif., August 28, 2017 – Gilead Sciences, Inc. (Nasdaq: GILD) and Kite Pharma, Inc. (Nasdaq: KITE) announced today that the companies have entered into a definitive agreement pursuant to which Gilead will acquire Kite for $180.00 per share in cash. The transaction, which values Kite at approximately $11.9 billion, was unanimously approved by both the Gilead and Kite Boards of Directors and is anticipated to close in the fourth quarter of 2017. The transaction will provide opportunities for diversification of revenues, and is expected to be neutral to earnings by year three and accretive thereafter.

Kite is an industry leader in the emerging field of cell therapy, which uses a patient’s own immune cells to fight cancer. The company has developed engineered cell therapies that express either a chimeric antigen receptor (CAR) or an engineered T cell receptor (TCR), depending on the type of cancer. Kite’s most advanced therapy candidate, axicabtagene ciloleucel (axi-cel), is a CAR T therapy currently under priority review by the U.S. Food and Drug Administration (FDA). It is expected to be the first to market as a treatment for refractory aggressive non-Hodgkin lymphoma, which includes diffuse large B-cell lymphoma (DLBCL), transformed follicular lymphoma (TFL) and primary mediastinal B-cell lymphoma (PMBCL). The FDA has set a target action date of November 29, 2017 under the Prescription Drug User Fee Act (PDUFA). A marketing authorization application (MAA) has also been filed for axi-cel for the treatment of relapsed/refractory DLBCL, TFL and PMBCL with the European Medicines Agency (EMA), representing the first submission in Europe for a CAR T therapy. Approval in Europe is expected in 2018. Kite has additional candidates in clinical trials in both hematologic cancers and solid tumors, including KITE-585, a CAR T therapy candidate that targets BCMA expressed in multiple myeloma.

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“The acquisition of Kite establishes Gilead as a leader in cellular therapy and provides a foundation from which to drive continued innovation for people with advanced cancers,” said John F. Milligan, PhD, Gilead’s President and Chief Executive Officer. “The field of cell therapy has advanced very quickly, to the point where the science and technology have opened a clear path toward a potential cure for patients. We are greatly impressed with the Kite team and what they have accomplished, and share their belief that cell therapy will be the cornerstone of treating cancer. Our similar cultures and histories of driving rapid innovation in order to bring more effective and safer products to as many patients as possible make this an excellent strategic fit.”

Research and development as well as the commercialization operations for Kite will remain based in Santa Monica, California, with product manufacturing remaining in El Segundo, California.

“From the release of our pivotal data for axi-cel, to our potential approval by the FDA, this is a year of milestones. Each and every accomplishment is a reflection of the talent that is unique to Kite. We are excited that Gilead, one of the most innovative companies in the industry, recognized this value and shares our passion for developing cutting-edge and potentially curative therapies for patients,” said Arie Belldegrun, MD, FACS, Chairman, President and Chief Executive Officer of Kite. “CAR T has the potential to become one of the most powerful anti-cancer agents for hematologic cancers. With Gilead’s expertise and support, we hope to fulfill that potential by rapidly accelerating our robust pipeline and next-generation research and manufacturing technologies for the benefit of patients around the world.”

Benefits of the Transaction

Near-term Product Opportunity

•	Axi-cel approval for refractory aggressive non-Hodgkin lymphoma is expected in Q4 2017 in the United States and in 2018 in Europe

•	U.S. commercial launch and manufacturing preparations complete

•	Building infrastructure in Europe

Robust Pipeline and Technology Platform to Drive Future Growth

•	Multiple development programs ongoing to broaden axi-cel utilization in earlier lines of therapy in aggressive NHL and other B-cell malignancies

•	Advancing additional CAR Ts to treat multiple myeloma and acute myeloid leukemia

•	Progressing TCRs for potential use in solid tumors

Positions Gilead to be a Global Leader in Oncology and Cell Therapy

•	Cell therapy has generated compelling clinical data in patients for whom all other treatments have failed

•

Axi-cel, coupled with Kite’s leading manufacturing capabilities and its portfolio of next-generation technologies and therapy candidates, will serve as a foundation for Gilead’s efforts to build an industry-leading cell therapy franchise

Leverages Gilead’s Core Capabilities to Maximize the Value of Kite’s Portfolio

•	Ability to drive continuous scientific and medical innovation that improves or replaces existing products

•	Demonstrated ability to scale complicated manufacturing processes to meet patient demand

•	Rapid design and execution of clinical development programs that shorten development timelines

•	Successful track record of launching innovative, specialty medicines

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Transaction Terms

Under the terms of the merger agreement, a wholly-owned subsidiary of Gilead will promptly commence a tender offer to acquire all of the outstanding shares of Kite’s common stock at a price of $180.00 per share in cash. Following successful completion of the tender offer, Gilead will acquire all remaining shares not tendered in the offer through a second step merger at the same price as in the tender offer.

The consummation of the tender offer is subject to various conditions, including a minimum tender of at least a majority of outstanding Kite shares on a fully diluted basis, the expiration or termination of the waiting period under the Hart Scott Rodino Antitrust Improvements Act, and other customary conditions.

Gilead plans to finance the transaction with a combination of cash on hand, bank debt and senior unsecured notes. The tender offer is not subject to a financing condition.

The $180.00 per share acquisition price represents a 29 percent premium to Kite’s closing on Friday, August 25, and a 50 percent premium to the company’s 30-day volume weighted average stock price.

BofA Merrill Lynch and Lazard are acting as financial advisors to Gilead. Centerview Partners is acting as exclusive financial advisor to Kite. Jefferies LLC and Cowen and Company, LLC also provided advice to Kite. Skadden, Arps, Slate, Meagher & Flom is serving as legal counsel to Gilead and Sullivan & Cromwell LLP and Cooley LLP are serving as legal counsel to Kite.

Conference Call

At 8:00 a.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss the transaction. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com/investors 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-877-359-9508 or 1-224-357-2393 (international) and dial the conference ID 77187238 to access the call.

A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through August 30, 2017. To access the phone replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international) and dial the conference ID 77187238.

About Kite

Kite is a biopharmaceutical company engaged in the development of innovative cancer immunotherapies with a goal of providing rapid, long-term, durable response and eliminating the burden of chronic care. The company is focused on chimeric antigen receptor (CAR) and T cell receptor (TCR) engineered cell therapies designed to empower the immune system’s ability to recognize and kill tumors. On March 31, 2017, Kite submitted a Biologics License Application to the FDA for its lead product candidate, axi-cel, as a treatment for patients with relapsed or refractory aggressive non-Hodgkin lymphoma who are ineligible for autologous stem cell transplant. Kite received priority review on May 29, 2017 with the Prescription Drug User Fee Act action date set for November 29, 2017. This submission comes after positive results from Kite’s ZUMA-1 pivotal trial with axi-cel in patients with chemorefractory aggressive non-Hodgkin lymphoma. Kite is based in Santa Monica, California. For more information on Kite, please visit www.kitepharma.com.

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About Gilead Sciences

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases. Gilead has operations in more than 30 countries worldwide, with headquarters in Foster City, California.

Forward-Looking Statement

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, related to Gilead, Kite and the acquisition of Kite by Gilead that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies’ and members of their senior management team. Forward-looking statements include, without limitation, statements regarding the business combination; its effect on Gilead’s revenues and earnings; the commercial success of Kite’s products; approval of axi-cel by the FDA; approval of axi-cel by the EMA; the ability of Gilead to advance Kite’s product pipeline, including axi-cel; the anticipated timing of clinical data; the possibility of unfavorable results from clinical trials; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction in a timely manner or at all; difficulties or unanticipated expenses in connection with integrating the companies; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Kite’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effects of the transaction (or the announcement thereof) on relationships with employees, customers, other business partners or governmental entities; transaction costs; the risk that the merger will divert management’s attention from Gilead’s or Kite’s ongoing business operations, as the case may be; and other risks and uncertainties detailed from time to time in the companies’ periodic reports filed with the Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by Kite and the Schedule TO and related tender offer documents to be filed by Gilead and Dodgers Merger Sub, Inc., a wholly owned subsidiary of Gilead. All forward-looking statements are based on information currently available to Gilead and Kite, and Gilead and Kite assume no obligation and disclaim any intent to update any such forward-looking statements.

Additional Information and Where to Find It

The tender offer described in this document has not yet commenced. This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Kite. A solicitation and an offer to buy shares of Kite will be made only pursuant to an offer to purchase and related materials that Gilead intends to file with the U.S. Securities and Exchange Commission. At the time the offer is commenced, Gilead will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and Kite will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer.

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Kite stockholders and other investors are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement, in each case as may be amended from time to time, because they will contain important information which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of Kite at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the Commission’s web site at www.sec.gov. Free copies of these materials and certain other offering documents will be made available by Gilead by mail to Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404, attention: Investor Relations, by phone at 1-800-GILEAD-5 or 1-650-574-3000, or by directing requests for such materials to the information agent for the offer, which will be named in the Tender Offer Statement.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Gilead and Kite file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Gilead or Kite at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Gilead’s and Kite’s filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at www.sec.gov.

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For more information on Gilead Sciences, please visit the company’s website at www.gilead.com, follow Gilead on Twitter (@GileadSciences) or call Gilead Public Affairs at 1-800-GILEAD-5 or 1-650-574-3000.